CERTIFICATE OF AMENDMENT OF THE
ARTICLES OF INCORPORATION OF
DUCKWALL-ALCO STORES, INC.
Business Entity ID No: 67603

Pursuant to the provisions of the Kansas General Corporation Code, the undersigned, being the duly elected and acting President-Chief Executive Officer of Duckwall-ALCO Stores, Inc., a Kansas corporation (the "Corporation"), hereby certifies as follows:

1.           The name of the Corporation is:  Duckwall-ALCO Stores, Inc.

2.   Article One of the For Profit Articles of Incorporation is amended so that, as amended, such Article is read in its entirety as follows:

ARTICLE I

"FIRST. The name of the corporation is: ALCO STORES, INC."

3.           This amendment was duly adopted in accordance with the provisions of K.S.A. § 17-6602.

4.           The effective date of this amendment is July 6, 2012.

I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.

Executed on the 27th day of June, 2012.

/s/ Richard E. Wilson
Richard E. Wilson
President-Chief Executive Officer